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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-23221, 333-52785, 333-81221, 333-47308 and 333-68624 on Form S-4; Registration Statement Nos. 33-86840, 333-40928, 333-69503, 333-87675, 333-74646, 333-88660 and 333-76834 on Form S-8; and Registration Statement Nos. 333-63976, 333-86546 and 333-10299 on Form S-3 of Washington Mutual, Inc. of our report dated February 18, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Washington Mutual, Inc.'s adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001; SFAS No. 142, Goodwill and Other Intangible Assets, on January 1, 2002; and SFAS No. 147, Acquisitions of Certain Financial Institutions, on October 1, 2002), appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Seattle, Washington
March 14, 2003

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INDEPENDENT AUDITORS' CONSENT